Consent of Independent Registered Public Accounting Firm

Norwood Financial Corp.
Honesdale, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-61487 and 333-134831) of Norwood Finanical Corp. of our report dated March 10, 2009, with respect to the consolidated statements of income, stockholders' equity, and cash flows for the year ended December 31, 2008, which appear in the 2010 Annual Report to Shareholders, which appears in this Annual Report on Form 10-K.

Lancaster, Pennsylvania
March 10, 2011